UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 31, 2018, Vonage Holdings Corp. (the “Company”) entered into a credit agreement (the “2018 Credit Facility”) consisting of a $100 million senior secured term loan and a $500 million revolving credit facility. The co-borrowers under the 2018 Credit Facility are the Company and Vonage America Inc., the Company’s wholly owned subsidiary. Obligations under the 2018 Credit Facility are guaranteed, fully and unconditionally, by the Company’s other United States material subsidiaries and are secured by substantially all of the assets of each borrower and each guarantor. The lenders under the 2018 Credit Facility are JPMorgan Chase Bank, N.A., Citizens Bank, N.A., Bank of America, N.A., SunTrust Bank, Silicon Valley Bank, Santander Bank, N.A., MUFG Union Bank, N.A., Fifth Third Bank, Keybank National Association, and BankUnited, N.A. JPMorgan Chase Bank, N.A. is a party to the agreement as administrative agent, Citizens Bank, N.A. and Bank of America, N.A. as syndication agent, and SunTrust Bank, Silicon Valley Bank, Santander Bank, N.A., MUFG Union Bank, N.A., and Fifth Third Bank as documentation agents. JPMorgan Chase Bank, N.A., Citizens Bank, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead bookrunners, and JPMorgan Chase Bank, Citizens Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Bank, Silicon Valley Bank, Santander Bank, N.A., MUFG Union Bank, N.A., and Fifth Third Bank acted as joint lead arrangers.
Use of Proceeds
The Company used $228,922,400 of the net available proceeds of the 2018 Credit Facility to retire all of the debt under that certain Credit Agreement, dated as of July 27, 2015 (as amended and restated), among the Company, Vonage America Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Remaining proceeds from the senior secured term loan and the undrawn revolving credit facility under the 2018 Credit Facility will be used for general corporate purposes.
2018 Credit Facility Terms
The following description summarizes the material terms of the 2018 Credit Facility:
The loans under the 2018 Credit Facility mature on July 31, 2023. Principal amounts under the 2018 Credit Facility are repayable in quarterly installments of $2.5 million for the senior secured term loan. The unused portion of the Company's revolving credit facility incurs a 0.30% per annum commitment fee. Such commitment fee will be reduced to 0.25% per annum if the Company's consolidated leverage ratio is less than 0.75 to 1.00, and will be increased to 0.35% per annum if the Company's consolidated leverage ratio is greater than or equal to 1.50 to 1.00 and less than 2.50 to 1.00, and to 0.40% per annum if the Company's consolidated leverage ratio is greater than or equal to 2.50 to 1.00.
Outstanding amounts under the 2018 Credit Facility, at the Company's option, will bear interest at:

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LIBOR (applicable to one-, two-, three-, six-, or twelve-month periods) plus an applicable margin equal to 2.00% per annum if the Company's consolidated leverage ratio is less than 0.75 to 1.00, 2.25% per annum if the Company's consolidated leverage ratio is greater than or equal to 0.75 to 1.00 and less than 1.50 to 1.00, 2.50% per annum if the Company's consolidated leverage ratio is greater than or equal to 1.50 to 1.00 and less than 2.50 to 1.00 and 2.75% per annum if the Company's consolidated leverage ratio is greater than or equal to 2.50 to 1.00, payable on the last day of each relevant interest period or, if the interest period is longer than three months, each day that is three months after the first day of the interest period, or

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the base rate determined by reference to the highest of (a) the rate of interest last quoted by the Wall Street Journal as the “Prime Rate” in the U.S., (b) the federal funds effective rate from time to time plus 0.50%, and (c) the adjusted LIBO rate applicable to one month interest periods plus 1.00%, plus an applicable margin equal to 1.00% per annum if the Company's consolidated leverage ratio is less than 0.75 to 1.00, 1.25% per annum if the Company's consolidated leverage ratio is greater than or equal to 0.75 to 1.00 and less than 1.50 to 1.00, 1.50% per annum if the Company's consolidated leverage ratio is greater than or equal to 1.50 to 1.00 and less than 2.50 to 1.00 and 1.75% per annum if the Company's consolidated leverage ratio is greater than or equal to 2.50 to 1.00, payable on the last business day of each March, June, September, and December and the maturity date of the 2018 Credit Facility.
The 2018 Credit Facility provides greater flexibility to the Company in funding acquisitions and restricted payments, such as stock buybacks and dispositions between guarantors and non-loan parties, than the 2015 Credit Facility.
The Company may prepay the 2018 Credit Facility at its option at any time without premium or penalty. The 2018 Credit Facility is subject to mandatory prepayments in amounts equal to:

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100% of the net cash proceeds from any non-ordinary course sale or other disposition of Company property and assets for consideration in excess of a certain amount subject to customary reinvestment provisions and certain other exceptions and

•	100% of the net cash proceeds received in connection with other non-ordinary course transactions, including insurance proceeds not otherwise applied to the relevant insurance loss.
Subject to certain restrictions and exceptions, the 2018 Credit Facility permits the Company to obtain one or more uncommitted incremental term loans and/or revolving credit facilities in an aggregate principal amount of up to $150 million plus an amount equal to repayments of the senior secured term loan upon providing documentation reasonably satisfactory to the administrative agent. The 2018 Credit Facility includes customary representations and warranties and affirmative covenants of the borrowers. In addition, the 2018 Credit Facility contains customary negative covenants, including, among other things, restrictions on the ability of the Company and its subsidiaries to consolidate or merge, create liens, incur additional indebtedness, dispose of assets, consummate acquisitions, make investments, and pay dividends and other distributions. The Company must also comply with the following financial covenants:

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Prior to the issuance of certain permitted qualifying indebtedness, the maintenance of a consolidated leverage ratio of no greater than 3.00 to 1.00, with the option, at the election of the Company in connection with an acquisition, for two step-ups to 3.50 to 1.00, each for a period of four consecutive quarters, provided that at least one quarter tested at 3.00 to 1.00 shall occur before the second step-up may be elected.

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After the issuance of certain permitted qualifying indebtedness and subject to the election of the Company, the maintenance of a consolidated leverage ratio of no greater than 4.50 to 1.00 and a consolidated senior secured leverage ratio of no greater than 2.75 to 1.00.

•	The maintenance of a consolidated interest charge ratio of no less than 3.00 to 1.00.
The 2018 Credit Facility contains customary events of default that may permit acceleration of the debt. During the continuance of a payment default, interest will accrue on overdue amounts at a default interest rate of 2% above the interest rate which would otherwise be applicable, in the case of loans, and at a rate equal to the rate applicable to base rate loans plus 2%, in the case of all other amounts.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

See accompanying Exhibit Index for a list of the exhibits filed with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1
Second Amended and Restated Credit Agreement, dated July 31, 2018, by and among Vonage America Inc., Vonage Holdings Corp., JPMorgan Chase Bank, N.A. as Administrative Agent, Citizens Bank, N.A. and Bank of America, N.A. as Syndication Agent, and the Lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	August 2, 2018	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer